Exhibit 10(b)

Execution Version

THIS AMENDED AND RESTATED PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS AMENDED AND RESTATED PLAN SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

AMENDED AND RESTATED PLAN SUPPORT AGREEMENT

This AMENDED AND RESTATED PLAN SUPPORT AGREEMENT (including all exhibits attached hereto, as may be amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of September 19, 2016, by and among: (a) (i) Energy Future Holdings Corp., a Texas corporation (“EFH Corp.”); (ii) Energy Future Intermediate Holding Company LLC (“EFIH”), a Delaware limited liability company and a direct, wholly-owned subsidiary of EFH Corp.; (iii) EFIH Finance Inc. (“EFIH Finance,” and together with EFIH, the “EFIH Debtors”), a Delaware corporation and a direct, wholly-owned subsidiary of EFIH; and (iv) each of EFH Corp.’s other direct and indirect subsidiaries listed on the signature pages hereto (each of the foregoing entities identified in subclauses (i) through (iv) an “EFH/EFIH Debtor” and, collectively, the “EFH/EFIH Debtors”), (b) the undersigned funds and accounts advised or sub-advised by Fidelity Management & Research Company or its affiliates (collectively, the “Fidelity Funds”) that hold or direct the vote of Claims against the EFH/EFIH Debtors, excluding EFIH First Lien DIP Claims (collectively the “Fidelity Claims”), (c) NextEra Energy, Inc., a Florida corporation (together with Merger Sub, as defined below, “NEE”), solely in its capacity as the Plan Sponsor (subject to its obligations set forth in Section 4.03(a)) and (d) each transferee who becomes a Permitted Transferee (as defined below) in accordance with Section 4.05 of this Agreement (each of the foregoing, a “Party” and, collectively, the “Parties”).

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Alternative E-Side Plan (as defined below).

RECITALS

WHEREAS, on April 29, 2014, the Debtors commenced chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re Energy Future Holdings Corp., et al., Case No. 14-10979 (CSS) (the “Chapter 11 Cases”);

WHEREAS, EFIH owns 100% of Oncor Electric Delivery Holdings Company LLC, which owns approximately 80.03% of the equity interests in Oncor Electric Delivery Company LLC (“Oncor”);

WHEREAS, Texas Transmission Investment LLC, a Delaware limited liability company (“TTI”), owns approximately 19.75% of Oncor, and Oncor Management Investment LLC, a Delaware limited liability company (“Oncor Management”), owns approximately 0.22% of the equity interests in Oncor (together, the “Minority Interest”);

WHEREAS, on September 18, 2015, the Bankruptcy Court entered an order authorizing the Debtors to enter into and perform under that certain Plan Support Agreement, dated August 9, 2015 (the “Existing PSA”) [Docket No. 6097];

WHEREAS, on December 6, 2015, the Debtors filed in the Chapter 11 Cases the Sixth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 7235] (the “REIT Plan”);

WHEREAS, on December 9, 2015, the Bankruptcy Court entered the Amended Order Confirming the REIT Plan [Docket No. 7285];

WHEREAS, the Existing PSA provides, among other things, that, if the REIT Plan is not consummated, the parties to the Existing PSA would support an “Alternative Restructuring,” as defined in the Existing PSA, or another plan or restructuring transaction that contains certain “Required Alternative Terms,” as defined in the Existing PSA;

WHEREAS, on or about 12:01 A.M. (ET) on May 1, 2016, the Required TCEH First Lien Creditors (as defined in the Existing PSA) delivered a Plan Support Termination Notice (as defined in the Existing PSA) to the Debtors and the Required Investor Parties (as defined in the Existing PSA), which caused the REIT Plan to be null and void;

WHEREAS, on May 11, 2016, the Debtors filed in the Chapter 11 Cases the Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 8421] (as such plan has been amended, modified and/or supplemented to the date of this Agreement, the “New EFH Plan”) and related disclosure statement [Docket No. 8423];

WHEREAS, the Parties have been engaged in good faith negotiations with each other regarding the terms of a restructuring transaction that satisfies the Required Alternative Terms and/or constitutes an Alternative Restructuring;

WHEREAS, in connection with such good faith discussions, EFH Corp., EFIH, NEE and EFH Merger Co., LLC (“Merger Sub”) entered into that certain Merger Agreement, dated as of July 29, 2016, which was filed with the Bankruptcy Court on August 3, 2016 [Docket No. 9190] (a fully-executed copy of which is attached hereto as Exhibit A (as amended by Amendment No. 1 (as defined below), the “Merger Agreement”)), pursuant to which Reorganized EFH Corp. will merge with and into Merger Sub, with Merger Sub as the surviving company (the “Merger”);

WHEREAS, also in connection with such good faith discussions, EFH Corp., EFIH, NEE and Merger Sub agreed upon certain modifications to the New EFH Plan as it relates to EFH Corp., EFIH, EFIH Finance, and the other EFH/EFIH Debtors and such modified New EFH Plan was filed with the Bankruptcy Court on August 5, 2016 [Docket No. 9199] (the “Filed Alternative E-Side Plan”);

WHEREAS, the Parties desire to amend and supplement the Filed Alternative E-Side Plan to, among other things, incorporate the relevant terms and provisions set forth in this Agreement and Amendment No. 1 (such plan, as it may be finalized consistent with this Agreement and as it may be amended from time to time in accordance with its terms, the “Alternative E-Side Plan”)1;

WHEREAS, the Alternative E-Side Plan would amend and replace the Filed Alternative E-Side Plan pursuant to the terms hereof;

WHEREAS, pursuant to the Alternative E-Side Plan and the Merger Agreement, upon the Merger Closing (as defined in the Merger Agreement), NEE would acquire 100% of the equity of Reorganized EFH and certain of its direct and indirect subsidiaries (EFH Corp. and its direct and indirect subsidiaries that are being acquired by NEE, collectively, the “E-Side Acquired Debtors”);

WHEREAS, pursuant to the Alternative E-Side Plan and the Merger Agreement, NEE would not acquire, among others: (a) EFCH and its subsidiaries; (b) Reorganized TCEH and Reorganized TCEH’s subsidiaries; (c) the EFH Shared Services Debtors (as defined in the Alternative E-Side Plan); and (d) EFH Properties Company and its subsidiaries;

WHEREAS, Merger Sub or its Affiliate may acquire (a) all or a portion of the Minority Interest held by TTI pursuant to the drag-along rights set forth in Section 3.3 of the Investor Rights Agreement, dated as of November 5, 2008, among Oncor and certain of its direct and indirect equity holders, including EFH Corp. and TTI, or (b) all or a portion of the Minority Interest held by TTI and/or Oncor Management in privately negotiated transactions with TTI and/or Oncor Management (the agreement(s) executed to effectuate the transaction(s) contemplated in clause (a) and/or (b), the “Minority Interest Acquisition Agreement”);

[1]	Unless otherwise indicated, any reference in this Agreement to the Alternative E-Side Plan is a reference to the Alternative E-Side Plan solely with respect to the EFH/EFIH Debtors.

WHEREAS, each EFH/EFIH Debtor and each Fidelity Fund, in exercising its respective business judgment, has determined that the Alternative E-Side Plan provides appropriate value to creditors and increases certainty of execution;

WHEREAS, the EFH/EFIH Debtors and NEE entered into that certain Plan Support Agreement dated July 29, 2016, which was filed with the Bankruptcy Court on August 3, 2016 [Docket No. 9188] (“Existing Plan Support Agreement”) in support of the Filed Alternative E-Side Plan.

WHEREAS, the Fidelity Funds, NEE, and the EFH/EFIH Debtors have negotiated a settlement with respect to the treatment of various Claims held by the Fidelity Funds the commercial terms of which are as set forth in Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”) substantially in the form attached hereto as Exhibit C;

WHEREAS, the Parties intend to file with the Bankruptcy Court the Alternative E-Side Plan and a related disclosure statement (the “Alternative E-Side Disclosure Statement”) that incorporate the terms and conditions set forth herein (such filings, including all exhibits and schedules related thereto, together with the Merger Agreement, as each may be amended from time to time in accordance with its terms and the terms herein, the “Alternative E-Side Plan Documents”); and

WHEREAS, the Parties wish to amend and restate in its entirety the Existing Plan Support Agreement, in accordance with Section 9 of the Existing Plan Support Agreement, and to reflect certain terms, conditions and obligations in support of the Alternative E-Side Plan by entering into this Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

AGREEMENT

Section 1. Exhibits Incorporated by Reference.

Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. Unless otherwise provided herein, in the event of any inconsistency between this Agreement and the Alternative E-Side Plan, the Alternative E-Side Plan shall govern.

Section 2. Agreement Effective Date.

This Agreement: (a) is effective and binding on NEE and each of the Fidelity Funds (in their respective capacity as a holder of Fidelity Claims) immediately upon (1) execution of this Agreement by NEE and the Fidelity Funds and (2) execution of Amendment No. 1; and (b) shall be effective and binding on the EFH/EFIH Debtors on the date of entry by the Bankruptcy Court of the PSA and Merger Approval Order (as defined below). The “Agreement Effective Date” with respect to any Party shall mean the date on which this Agreement becomes effective and binding on such Party in accordance with the immediately preceding sentence. This Agreement hereby amends and restates the Existing Plan Support Agreement in its entirety effective as of the Agreement Effective Date.

For the avoidance of doubt, subject to the Parties’ rights under Section 8, each Party (other than the EFH/EFIH Debtors, to the extent set forth in this Section 2) shall be bound to this Agreement on the Agreement Effective Date applicable to such Party whether or not the Bankruptcy Court enters the PSA and Merger Approval Order, the Alternative E-Side Disclosure Statement Order (as defined below), or the Alternative E-Side Confirmation Order (as defined below).

Section 3. Definitive Documentation

The definitive documents and agreements governing the Alternative E-Side Plan and all transactions contemplated by this Agreement (collectively, the “Alternative E-Side Restructuring Documents”) shall include:

(a) the motion to approve (i) the EFH/ EFIH Debtors entry into, and performance under, this Agreement, and (ii)the Merger Agreement, related agreements, and the terms thereof, including, among other things, (x) the Termination Fee (as set forth and defined in the Merger Agreement) in favor of NEE, and (y) the EFH/EFIH Debtors’ performance of their obligations thereunder (the foregoing (i) and (ii), collectively, the “PSA and Merger Approval Motion”), which was filed with the Bankruptcy Court on August 3, 2016;

(b) the order of the Bankruptcy Court approving the PSA and Merger Approval Motion (the “PSA and Merger Approval Order”);

(c) the Alternative E-Side Plan and each document or agreement contemplated in connection with consummation of the Alternative E-Side Plan, including the Merger Agreement and all related agreements contemplated by the foregoing;

(d) the Alternative E-Side Disclosure Statement and the other solicitation materials in respect of the Alternative E-Side Plan (collectively, the “Alternative E-Side Solicitation Materials”), and the order entered by the Bankruptcy Court approving the Alternative E-Side Solicitation Materials as containing “adequate information” as required by section 1125 of the Bankruptcy Code (the “Alternative E-Side Disclosure Statement Order”);

(e) the order of the Bankruptcy Court confirming the Alternative E-Side Plan and authorizing all of the transactions and agreements contemplated by the Alternative E-Side Plan with respect to the EFH/EFIH Debtors (the “Alternative E-Side Confirmation Order”); and

(f) all other documents that will comprise supplements to the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors.

Each of the Parties acknowledges and agrees that certain of the Alternative E-Side Restructuring Documents remain subject to negotiation and completion and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, the Merger Agreement, and the Alternative E-Side Plan, and shall otherwise be in form and substance reasonably acceptable to NEE and the EFH/EFIH Debtors and, to the extent inconsistent with the terms of this Agreement, the Merger Agreement or the Alternative E-Side Plan in a manner that adversely affects the Fidelity Funds in any material respect, shall be reasonably acceptable to the Fidelity Funds. Each Party agrees that it shall act in good faith and use and undertake all commercially reasonable efforts to negotiate and finalize the terms of the Alternative E-Side Restructuring Documents to which it is to be a Party or by which it is to be bound that are not finalized as of the date hereof.

Section 4. Commitments Regarding the Alternative E-Side Plan.

4.01. Commitments of each Fidelity Fund.

(a) Each Fidelity Fund (in its capacity as a holder of Fidelity Claims) agrees, for so long as this Agreement has not been terminated as to such Fidelity Fund in accordance with Section 8, that:

(i) subject to receipt of the Alternative E-Side Disclosure Statement and the related solicitation materials, in each case, approved by the Bankruptcy Court as containing “adequate information” as such term is defined in section 1125 of the Bankruptcy Code, it shall:

(A)	to the extent it is permitted to vote to accept or reject the Alternative E-Side Plan, vote each and every Claim now owned or hereafter acquired by such Fidelity Fund to accept the Alternative E-Side Plan by timely delivering its duly executed and completed ballot(s) accepting the Alternative E-Side Plan;

(B)	to the extent it is permitted to elect whether to opt out of the releases set forth in the Alternative E-Side Plan, elect not to opt out of the releases set forth in the Alternative E-Side Plan, by timely delivering its duly executed and completed ballot(s) indicating such election; and

(C)	not change or withdraw (or cause to be changed or withdrawn) any such vote or election described in the foregoing (A) or (B);

(ii) it shall use good faith efforts to negotiate and document the Alternative E-Side Restructuring Documents to which it is to be a Party or by which it is to be bound and to take such actions as reasonably requested by the EFH/EFIH Debtors and/or NEE or as such Fidelity Fund in good faith deems reasonable and appropriate to obtain Bankruptcy Court approval of the Alternative E-Side Restructuring Documents as soon as reasonably practicable;

(iii) it shall use good faith and commercially reasonable efforts to assist in obtaining (A) entry of the PSA and Merger Approval Order, the Alternative E-Side Disclosure Statement Order and the Alternative E-Side Confirmation Order, and (B) consummation of the Alternative E-Side Plan and all other transactions contemplated by this Agreement, as soon as reasonably practicable in accordance with the Bankruptcy Code and on terms consistent with this Agreement, including within the time frames contemplated in this Agreement;

(iv) it shall execute and deliver any other agreements reasonably required to effectuate and consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement, provided that such agreements are not inconsistent with the terms of this Agreement, the Alternative E-Side Plan or the Merger Agreement and are reasonably acceptable to the Fidelity Funds;

(v) on and following the Agreement Effective Date:

(A)	it and its Representatives (as defined in the Merger Agreement) shall immediately cease and cause to be terminated all existing discussions or negotiations with, or ongoing solicitation or encouragement of, any other entity with respect to any inquiry or proposal relating to a competing transaction to restructure or reorganize any EFH/EFIH Debtor, including any standalone plan of reorganization, any transaction by which a party other than NEE seeks to acquire any portion of Reorganized EFH’s direct or indirect economic interest in Reorganized EFIH or Oncor, or any transaction that is conditioned or premised on the conversion or reorganization of EFH Corp., EFIH, or Oncor or its affiliates or any of their respective assets to an alternative entity or corporate form (a “Competing Transaction”);

(B)	it shall not (A) directly or indirectly solicit, initiate, encourage, or knowingly induce or knowingly facilitate any Competing Transaction, or any inquiry or proposal that is reasonably expected to lead to a Competing Transaction, or (B) directly or indirectly participate in any discussions or negotiations with any other entity regarding, or furnish to any other entity, any information with respect to, or cooperate in any way with any other entity with respect to, any Competing Transaction, or any inquiry or proposal that is reasonably expected to lead to a Competing Transaction; provided, however, that from the Agreement Effective Date until entry of the Alternative E-Side Confirmation Order, the Fidelity Funds shall be entitled to consult with, discuss, and participate in meetings with respect to, Competing Transactions directly with the EFH/EFIH Debtors only;

(C)	to the extent permitted by applicable law (including any confidentiality agreement to which a Fidelity Fund was a party to prior to the Agreement Effective Date) and/or regulation, it shall promptly provide NEE and the EFH/EFIH Debtors with any written proposal or a written or oral description of any unwritten proposal (and any supplement or modification of any such proposal) it receives, including the identity of the party making such proposal and the transaction structure, terms, and conditions proposed by such party, relating to a Competing Transaction;

(D)	it shall not directly or indirectly, or encourage any other entity to directly or indirectly: (A) propose, file, support, vote for, or take any other action in furtherance of any Competing Transaction, including, for the avoidance of doubt, by making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUC, the IRS, the FCC, and the FERC, or by entering into any agreement or making or supporting any filing, press release, press report or comparable public statement, with respect to any Competing Transaction; or (B) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the EFH/EFIH Debtors (or any direct or indirect subsidiaries of EFH Corp. that are not party to this Agreement) other than as expressly permitted by the Alternative E-Side Plan and the Merger Agreement; provided, however, that notwithstanding the foregoing, each Fidelity Fund may file with the Bankruptcy Court all documents necessary to obtain approval of this Agreement and entry of the PSA and Merger Approval Order;

(vi) except as may otherwise be expressly provided herein, without prejudice to any Person not a party hereto, it (A) shall refrain from supporting the allowance or payment of any make-whole claim on account of the prepayment, repayment, or other redemption of any debt incurred by EFH Corp. or EFIH or their predecessors and (B) shall not object, encourage others to object, or support any objection to the payment of postpetition interest (if any) at the Federal Judgment Rate to any of the unsecured creditors of EFH Corp. or the EFIH Debtors; and

(vii) [Reserved]

(viii) it shall not direct any administrative agent, collateral agent, or indenture trustee (as applicable) to take any action inconsistent with such Fidelity Fund’s respective obligations under this Agreement, and if any applicable administrative agent, collateral agent, or indenture trustee takes any action inconsistent with a Fidelity Fund’s obligations under this Agreement, such Fidelity Fund shall promptly direct such administrative agent, collateral agent, or indenture trustee to cease and refrain from taking any such action; provided that, the Fidelity Funds shall not be required to provide any indemnity or otherwise incur any liability in connection with such direction.

(b) The foregoing sub-clause (a) of this Section 4.01 will not limit any of the following rights of the Fidelity Funds:

(i) to appear and participate as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, and to file any pleadings or documents in connection therewith, so long as such appearances or filings, and the positions advocated in connection therewith, do not violate the terms of this Agreement and are not inconsistent with and do not violate the terms of the Alternative E-Side Plan or the Merger Agreement; or

(ii) to exercise any right, remedy, power or defense under any applicable credit agreement, indenture, other loan document or applicable law that does not violate the terms of this Agreement and is not inconsistent with and does not violate the terms of the Alternative E-Side Plan or the Merger Agreement.

4.02. Commitments of the EFH/EFIH Debtors.

(a) Each EFH/EFIH Debtor agrees, for so long as this Agreement has not been terminated in accordance with Section 8, that:

(i) it shall use commercially reasonable efforts to file any appropriate supplements or amendments to the PSA and Merger Approval Motion to reflect the terms of this Agreement, jointly with the other EFH/EFIH Debtors, with the Bankruptcy Court, on or before three (3) business days after the Agreement Effective Date, which motion, as supplemented or amended, to the extent required or advisable, shall attach a copy of this Agreement and all exhibits thereto, including the Alternative E-Side Plan and the fully-executed Merger Agreement, and which motion, for the avoidance of doubt, shall seek approval of, among other things, the Termination Fee (as defined in the Merger Agreement) in favor of NEE pursuant to the terms of the Merger Agreement.

(ii) it shall file the Alternative E-Side Plan jointly with the other EFH/EFIH Debtors, and on behalf of the other Parties, with the Bankruptcy Court within three (3) Business Days after the date hereof (or such other date as is mutually agreed to between NEE and the EFH/EFIH Debtors), which Alternative E-Side Plan shall modify, amend and supersede the New EFH Plan and Filed Alternative E-Side Plan on the terms set forth herein and, contemporaneously therewith, file any appropriate supplements or amendments to the Alternative E-Side Disclosure Statement necessary or appropriate to reflect the terms of this Agreement, including any supplements or amendments reasonably requested by NEE;

(iii) it shall use good faith efforts to negotiate and document the Alternative E-Side Restructuring Documents and to take such actions as the EFH/EFIH Debtors in good faith deem reasonable and appropriate to obtain Bankruptcy Court approval of the Alternative E-Side Restructuring Documents as soon as reasonably practicable;

(iv) it shall support and take all steps reasonably necessary to obtain entry of (A) the PSA and Merger Approval Order by September 20, 2016 or as soon thereafter as is reasonably practicable, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the EFH/EFIH Debtors’ entry into and performance under this Agreement and the Merger Agreement, (B) an order of the Bankruptcy Court approving the Alternative E-Side Disclosure Statement by September 20, 2016 or as soon thereafter as is reasonably practicable, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the Alternative E-Side Disclosure Statement as containing “adequate information” as required by section 1125 of the Bankruptcy Code, and (C) the Alternative E-Side Confirmation Order, which order shall provide that NEE is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code, and is therefore entitled to the protections afforded to good faith purchasers to the fullest extent permitted under the Bankruptcy Code, and otherwise has proceeded in good faith in all respects in connection with the Chapter 11 Cases (as defined in the Alternative E-Side Plan) and the transactions contemplated by the Merger Agreement, by December 15, 2016 or as soon thereafter as is reasonably practicable, provided that, for purposes of this Section 4.02(a)(iv), entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve confirmation of the Alternative E-Side Plan;

(v) it shall support and take all steps reasonably necessary to consummate as soon as possible, and in any event by March 29, 2017 (the “Initial Drop-Dead Date”), or as soon thereafter as is reasonably practicable, the Alternative E-Side Plan solely as it relates to the EFH/EFIH Debtors and all other transactions contemplated by this Agreement in accordance with the Bankruptcy Code and on terms consistent with this Agreement;

(vi) it shall execute and deliver any other agreements reasonably required to effectuate and consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement;

(vii) it shall take all steps reasonably necessary to obtain required regulatory and/or third-party approvals for the Alternative E-Side Plan and all other transactions contemplated by this Agreement (including from the PUC, the IRS, the FCC, and the FERC, as applicable);

(viii) it shall not withdraw any filing made with any court or regulatory body in connection with the transactions contemplated by the Alternative E-Side Plan or Merger Agreement without the prior written consent of NEE, such consent not to be unreasonably withheld, conditioned, or delayed;

(ix) it shall not assume or reject any executory contract or unexpired lease to which it is a party pursuant to Section 365 of the Bankruptcy Code without the prior written consent of NEE, except as otherwise required by the Alternative E-Side Plan;

(x) it shall not establish any additional Supplemental Bar Dates (as defined in that Order (A) Setting Supplemental Bar Date for Ninety Subsequently Identified Parties, (B) Approving Notice Thereof, and (C) Establishing Related Procedures [Docket No. 8507]);

(xi) except as permitted by Section 6.2 of the Merger Agreement, it shall not directly or indirectly, or encourage any other entity to directly or indirectly, (a) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation, or amendment of the Alternative E-Side Plan; or (b) propose, file, support, vote for, or take any other action in furtherance of any Competing Transaction or competing plan of reorganization, including, for the avoidance of doubt, by making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUC, the IRS, the FCC, and FERC, or by entering into any agreement or making or supporting any filing, press release, press report, or comparable public statement, with respect to any Competing Transaction; and

(xii) to the extent any of the EFH/EFIH Debtors has any right to vote or direct the vote of any Claim, such EFH/EFIH Debtor shall vote or direct such vote in favor of the Alternative E-Side Plan.

(b) The foregoing sub-clause (a) of this Section 4.02 will not limit any of the following EFH/EFIH Debtors rights:

(i) to appear and participate as parties-in-interest in any matter to be adjudicated in the Chapter 11 Cases, and to file any pleadings or documents in connection therewith, so long as such appearances or filings, and the positions advocated in connection therewith, do not violate and are not inconsistent with the terms of this Agreement and are not inconsistent with and do not violate the terms of the Alternative E-Side Plan or the Merger Agreement;

(ii) to exercise any right, remedy, power or defense under any applicable credit agreement, indenture, other loan document or applicable law that does not violate and is not inconsistent with the other terms of this Agreement and is not inconsistent with and does not violate the terms of the Alternative E-Side Plan or the Merger Agreement; or

(iii) the rights set forth in Section 6.2(a) of the Merger Agreement.

(c) For the avoidance of doubt, the EFH/EFIH Debtors shall have no obligations under this Agreement to support, and reserve all of their rights to object to and otherwise litigate in connection with, any disclosure statement, plan of reorganization, or other restructuring document for the EFH/EFIH Debtors that is not filed by the EFH/EFIH Debtors, except where this Agreement otherwise imposes a contrary affirmative obligation.

(d) Notwithstanding anything to the contrary in this Agreement, until entry of the Alternative E-Side Confirmation Order, (i) the board of directors, the board of managers, or any such similar governing body of any EFH/EFIH Debtor shall be permitted to take (or permitted to refrain from taking) any action with respect to the covenants and agreements set forth in this Agreement to the extent such board of directors, board of managers, or such similar governing body determines, in its sole discretion after consultation with its independent financial advisors and outside legal counsel, and based on the advice of such counsel, that taking such action, or refraining from taking such action, as applicable, is necessary to comply with its applicable fiduciary duties, provided that, the rights set forth in this clause (i) shall not be available to EFH Corp. or EFIH if a material breach of Section 6.2 of the Merger Agreement by EFH Corp. or EFIH has provided the basis for such determination, and (ii) the officers and employees of each EFH/EFIH Debtor shall not be required to take (or refrain from taking) any actions inconsistent with applicable law.

4.03. Commitments of NEE.

(a) For so long as this Agreement has not been terminated in accordance with Section 8, NEE agrees that:

(i) subject to receipt of the Alternative E-Side Disclosure Statement and the related solicitation materials, in each case, approved by the Bankruptcy Court as containing “adequate information” as such term is defined in section 1125 of the Bankruptcy Code, it shall:

(A)	to the extent it is permitted to vote to accept or reject the Alternative E-Side Plan, vote each and every Claim now owned or hereafter acquired by NEE to accept the Alternative E-Side Plan by timely delivering its duly executed and completed ballot(s) accepting the Alternative E-Side Plan;

(B)	to the extent it is permitted to elect whether to opt out of the releases set forth in the Alternative E-Side Plan, elect not to opt out of the releases set forth in the Alternative E-Side Plan, by timely delivering its duly executed and completed ballot(s) indicating such election; and

(C)	not change or withdraw (or cause to be changed or withdrawn) any such vote or election described in the foregoing (A) or (B);

(ii) it shall use good faith efforts to negotiate and document the Alternative E-Side Restructuring Documents in good faith and to take such actions as are reasonably requested by the EFH/EFIH Debtors or as NEE in good faith deems reasonable and appropriate to obtain Bankruptcy Court approval of the Alternative E-Side Restructuring Documents as soon as reasonably practicable;

(iii) it shall use good faith efforts to assist in obtaining (A) entry of the Alternative E-Side Disclosure Statement Order approving the Alternative E-Side Disclosure Statement, the PSA and Merger Approval Order, and the Alternative E-Side Confirmation Order, and (B) consummation of the Alternative E-Side Plan and all other transactions contemplated by this Agreement as soon as reasonably practicable in accordance with the Bankruptcy Code and on terms consistent with this Agreement, including within the timeframes contemplated in this Agreement;

(iv) it shall not directly or indirectly, or encourage any other entity to directly or indirectly: (A) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation, or amendment (in accordance with its terms) (whether before or after confirmation) of the Alternative E-Side Plan; (B) propose, file, support, vote for, or take any other action in furtherance of any Competing Transaction, including, for the avoidance of doubt, by making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUC, the IRS, the FCC, and the FERC, or by entering into any agreement or making or supporting any filing, press release, press report or comparable public statement, with respect to any Competing Transaction; or (C) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the EFH/EFIH

Debtors (or any direct or indirect subsidiaries of EFH Corp. that are not party to this Agreement) other than as expressly permitted by the Alternative E-Side Plan and the Merger Agreement; provided, however, that notwithstanding the foregoing, NEE may file with the Bankruptcy Court all documents necessary to obtain approval of this Agreement and entry of the PSA and Merger Approval Order;

(v) it shall (A) use commercially reasonable efforts to obtain required regulatory and/or third-party approvals (including from the PUC, the IRS, the FCC, and the FERC, as applicable), and (B) use commercially reasonable efforts to assist in obtaining (1) Bankruptcy Court approval of the Alternative E-Side Plan Documents and confirmation of the Alternative E-Side Plan, and (2) entry of an order of the Bankruptcy Court approving the Alternative E-Side Disclosure Statement, the PSA and Merger Approval Order, and the Alternative E-Side Confirmation Order, and any other order of the Bankruptcy Court (whether temporary, preliminary or permanent) reasonably necessary to consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement (as it relates to the EFH/EFIH Debtors) in accordance with the Bankruptcy Code and on terms consistent with this Agreement; and

(vi) if the Merger Agreement is validly terminated following the entry of the PSA Merger and Approval Order (A) in accordance with Section 8.2 of the Merger Agreement or (B) by either EFH or EFIH in accordance with Section 8.3(a), 8.3(b) or 8.3(g) of the Merger Agreement, then neither NEE nor any of its Affiliates shall, directly or indirectly, or encourage any other entity to, directly or indirectly, (1) object to, delay, impede, or take any other action or any inaction to interfere with the acceptance, implementation, consummation or amendment (whether before or after confirmation, provided that such amendment was made consistent with this Agreement) of an Acquisition Proposal, as defined in the Merger Agreement; or (2) propose, file, support, or take any other action in furtherance of any restructuring, workout, plan of arrangement, or plan of reorganization for the EFH/EFIH Debtors (including the Alternative E-Side Plan and the transactions contemplated therein) other than an Acquisition Proposal, including, for the avoidance of doubt, making or supporting any filings with the Bankruptcy Court or any regulatory agency, including the PUCT or the FERC, or making or supporting any public statements with respect to any restructuring, workout, plan of arrangement, or plan of reorganization for the EFH/EFIH Debtors other than any such plan or restructuring described in (1). Notwithstanding anything in this Section 4.03(a)(vi) to the contrary, neither NEE nor any of its Affiliates shall be prohibited or restricted from taking any actions that they determine in their reasonable discretion are necessary or appropriate, including intervening in any proceedings before or making or supporting any filings with the PUCT, in order (x) to preserve and protect their business, operations, goodwill or assets or (y) based on the advice of counsel, to fulfill the contractual, legal or other duties and obligations that any such Person has in respect of any such business, operations, goodwill or assets.

(b) The foregoing sub-clause (a) of this Section 4.03 will not limit any of the following NEE rights:

(i) to appear and participate as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, and to file any pleadings or documents in connection therewith, so long as such appearances or filings, and the positions advocated in connection therewith, do not violate the terms of this Agreement and are not inconsistent with and do not violate the terms of the Alternative E-Side Plan or the Merger Agreement; or

(ii) to exercise any right, remedy, power or defense under any applicable credit agreement, indenture, other loan agreement or applicable law that does not violate the terms of this Agreement and is not inconsistent with and does not violate the terms of the Alternative E-Side Plan or the Merger Agreement.

4.04. Alternative E-Side Plan. NEE and the EFH/EFIH Debtors hereby agree to use good faith efforts to amend and supplement the Filed Alternative E-Side Plan as promptly as practicable following the date of this Agreement and to otherwise finalize the Alternative E-Side Plan to reflect the terms and provisions set forth in this Agreement.

4.05. Transfer of Claims.

(a) For so long as this Agreement has not been terminated pursuant to Section 8 as to any Fidelity Fund in respect of any of the Fidelity Claims or NEE, that Fidelity Fund or NEE, as applicable, shall not sell, use, pledge, assign, transfer, permit the participation in, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership) in any of its Claims, unless the intended transferee executes and delivers to NEE and the EFH/EFIH Debtors an executed transfer agreement in the form attached hereto as Exhibit B (a “Transfer Agreement”) before such Transfer is effective (it being understood that any Transfer shall not be effective until notification of such Transfer and a copy of the executed Transfer Agreement is provided to counsel to NEE and the EFH/EFIH Debtors, on the terms set forth herein); and after giving effect to such Transfer, and assuming the Alternative E-Side Plan and the transactions contemplated therein will be consummated immediately upon such Transfer, none of (1) the intended transferee, (2) the intended transferee’s affiliates, (3) any unaffiliated third-party in which the intended transferee has a direct or indirect beneficial ownership, and/or (4) any group of persons acting pursuant to a plan or arrangement as described in Treasury Regulation Section 1.355-6(c)(4) (provided, however, that for the avoidance of doubt, in accordance with Treasury Regulations Section 1.355-6(c)(4)(ii), none of the Fidelity Funds will be treated as acting pursuant to a plan or arrangement as a result of its being a Party or participating in the Alternative E-Side Plan and the transactions contemplated therein), will have beneficial ownership of, in the aggregate, fifty percent (50%) or more of the Reorganized EFH Common Stock.

A transferee that satisfies the requirements set forth in Section 4.05(a) shall be a “Permitted Transferee,” and such Transfer, a “Permitted Transfer”.

(b) Other than pursuant to Section 4.05(a) and Section 5.01(b), this Agreement shall in no way be construed to preclude the Fidelity Funds or NEE from acquiring additional Claims; provided, however, that if NEE or any Fidelity Fund acquires additional Claims (excluding, EFIH First Lien DIP Claims with respect to the Fidelity Funds) after the date hereof, (i) such Fidelity Fund or NEE, as applicable, shall promptly notify the EFH/EFIH Debtors and NEE, as applicable, of such acquisition, including the amount of such acquisition, and (ii) such additional Claims shall automatically and immediately upon acquisition by such Fidelity Fund or NEE, as applicable, be deemed to be subject to the terms and conditions of this Agreement (regardless of when or whether notice of such acquisition is given to NEE and/or the EFH/EFIH Debtors).

(c) [Reserved]

(d) This Section 4.05 shall not impose any obligation on any EFH/EFIH Debtor to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling any Fidelity Fund or NEE to Transfer any of its Claims. Notwithstanding anything herein to the contrary, to the extent any of the EFH/EFIH Debtors and another Party have entered into separate confidentiality agreements (each such confidentiality agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreements shall continue to apply and remain in full force and effect according to their respective terms.

(e) Any Transfer made in violation of this Section 4.05 shall be void ab initio. Any Fidelity Fund that effectuates a Permitted Transfer to a Permitted Transferee shall have no liability under this Agreement arising from or related to the failure of the Permitted Transferee to comply with the terms of this Agreement.

Section 5. Representations, Warranties, and Covenants.

5.01. Fidelity Fund Representations, Warranties, and Covenants. Each Fidelity Fund, severally, and not jointly, represents, warrants, and covenants to each other Party that:

(a) it is, as of the Fidelity Funds’ Agreement Effective Date, the beneficial owner (including pursuant to any swap, repurchase or derivative transaction) of a Claim(s) in the so indicated Class(es) and face amount on such Fidelity Fund’s signature block to this Agreement, or is the nominee, investment manager, or advisor for beneficial holders of such Claim, and of no other Claim or Interest in such Class or Classes (except for EFIH First Lien DIP Claims with respect to the Fidelity Funds), which amount each Party understands and acknowledges shall not be publicly shared;

(b) it will not beneficially or legally own, either directly or indirectly through its affiliates, any unaffiliated third parties in which it may hold a direct or indirect beneficial interest, or as part of any group of persons acting pursuant to a plan or arrangement as described in Treasury Regulation 1.355-6(c)(4) (provided, however, that for the avoidance of doubt, in accordance with Treasury Regulations Section 1.355-6(c)(4)(ii), none of the Fidelity Funds will be treated as acting pursuant to a plan or arrangement as a result of it being a Party (or its owning, directly or indirectly, of an interest in a Party) or participating in the Alternative E-Side Plan and the other Restructuring Transactions, assuming the Alternative E-Side Plan and the Restructuring Transactions are consummated), in the aggregate, fifty percent (50%) or more of the Reorganized EFH Common Stock;

(c) it has the requisite power and authority to act on behalf of, vote and consent to matters concerning its Claims and, with respect to any Claim beneficially held through any swap, repurchase or derivative transaction, it has the right (i) to demand the counterparty thereof to retransfer such Claim to the applicable Party and/or (ii) to instruct (directly or indirectly) the counterparty thereof with respect to the exercise of any voting right or other direction that may be made on account of such Claim;

(d) its Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Fidelity Fund’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(e) it is (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (ii) an accredited investor (as defined in Rule 501(a) under the Securities Act), (iii) a Regulation S non-U.S. person, or (iv) the foreign equivalent of (i) or (ii) above;

(f) any securities of any EFH/EFIH Debtor acquired by the Fidelity Fund in connection with the Alternative E-Side Plan will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; and

(g) as of the date hereof, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement.

5.02. Mutual Representations, Warranties, and Covenants. Each Party, severally, and not jointly, represents, warrants, and covenants to each other Party that:

(a) Enforceability. It is validly existing and in good standing under the laws of the jurisdiction of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to bankruptcy, reorganization, or liquidation, or otherwise limiting creditors’ rights generally, or by equitable principles relating to enforceability, and, in the case of the EFH/EFIH Debtors, entry of the PSA and Merger Approval Order.

(b) No Consent or Approval. Except as expressly provided in this Agreement (including the exhibits hereto), any Alternative E-Side Plan Document, any Alternative E-Side Restructuring Document, or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the transactions contemplated by, and perform the respective obligations under, this Agreement.

(c) Power and Authority. Except as expressly provided in this Agreement (including the exhibits hereto) or the Bankruptcy Code, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the transactions contemplated by, and perform the respective obligations under, this Agreement.

(d) Governmental Consents. Subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the transactions contemplated by this Agreement, including any Bankruptcy Court approval and/or regulatory approval for any Alternative E-Side Plan Document, the execution, delivery and performance by it of this Agreement does not, and shall not, require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body.

(e) No Conflicts. Subject to necessary Bankruptcy Court approval and/or regulatory approvals associated with the transactions contemplated by this Agreement, including any Bankruptcy Court approval and/or regulatory approval for any Alternative E-Side Plan Document, the execution, delivery, and performance of this Agreement, does not and shall not violate any provision of law, rules or regulations applicable to it in any material respect. Moreover, the execution, delivery, and performance of this Agreement does not and shall not: (i) violate its certificate of incorporation, bylaws, or other organizational documents; or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it is a party, which conflict, breach, or default, would have a material adverse effect on the transactions contemplated by this Agreement.

Section 6. ACKNOWLEDGEMENT. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THIS AGREEMENT IS NOT AND SHALL NOT BE DEEMED TO BE AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF VOTES FOR THE ACCEPTANCE OF A PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR OTHERWISE, AND ANY SUCH OFFER OR SOLICITATION MAY BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. THE RELEVANT PARTIES WILL NOT SOLICIT ACCEPTANCES OF THE ALTERNATIVE E-SIDE PLAN, AS APPLICABLE, FROM THE RELEVANT PARTIES IN ANY MANNER INCONSISTENT WITH THE BANKRUPTCY CODE OR APPLICABLE NON-BANKRUPTCY LAW.

Section 7. Certain Additional Chapter 11 Matters.

7.01. [Reserved]

7.02. For so long as this Agreement has not been terminated in accordance with Section 8, each EFH/EFIH Debtor shall use its reasonable best efforts to: (a) provide to counsel for NEE draft copies of all material motions, pleadings, and other documents that such EFH/EFIH Debtor intends to file with any court or regulatory body (including the Bankruptcy Court and the PUC but excluding the IRS) relating to the Alternative E-Side Plan as it relates, directly or indirectly, to the EFH/EFIH Debtors, or any of the other transactions contemplated by this Agreement at least three (3) business days before the date on which the EFH/EFIH Debtor intends to file any such document; provided, however, that the EFH/EFIH Debtors shall provide to counsel for NEE draft copies of the Alternative E-Side Disclosure Statement, Alternative E-Side Solicitation Materials, proposed Alternative E-Side Disclosure Statement Order, PSA and Merger Approval Motion, proposed PSA and Merger Approval Order, and proposed Alternative E-Side Confirmation Order, at least five (5) business days before the date on which the EFH/EFIH Debtor intends to file any such document; provided further, however, that NEE acknowledges such three (3) or five (5) business day period, as applicable, may not be reasonably practicable in all cases and that in such cases the filing EFH/EFIH Debtor shall provide as much advance notice as is reasonably practicable; and (b) incorporate all reasonably requested comments, modifications, or amendments of NEE in any such motion, pleading, or other document; provided further, however, that the Alternative E-Side Confirmation Order shall be in a form and substance acceptable to NEE, and the Alternative E-Side Confirmation Order shall not be, in any respect that is materially adverse to NEE, altered, amended, modified or supplemented without the consent of NEE.

7.03. For so long as this Agreement has not been terminated in accordance with Section 8, each EFH/EFIH Debtor and its Representatives shall use its reasonable best efforts to (a) consult in advance with NEE to the extent reasonably practicable, with respect to statements anticipated to be made on the record in any court (including the Bankruptcy Court) or before any regulatory body in connection with the Chapter 11 Cases that are related to the Alternative E-Side Plan; and (b) consider in good faith all reasonably requested comments, modifications, or amendments of NEE in any such statement described in (a).

7.04. In the event that any order of any court (including the Bankruptcy Court) or regulatory body (whether temporary, preliminary or permanent) reasonably necessary to consummate the Alternative E-Side Plan and all other transactions contemplated by this Agreement is appealed or a stay pending appeal is sought, the Parties shall use their respective reasonable best efforts to oppose the appeal or the stay pending appeal and seek the dismissal of any appeal.

7.05. No EFH/EFIH Debtor shall, without the prior written consent of NEE, request or apply for an order of the Bankruptcy Court (and, to the extent reasonably requested by NEE prior to the entry of such order by the Bankruptcy Court, each EFH/EFIH Debtor will use commercially reasonable efforts to challenge any such request or application before the Bankruptcy Court) ordering the substantive consolidation of the Chapter 11 estates of any of the EFH/EFIH Debtors until the earlier of, with respect to each EFH/EFIH Debtor, (a) such time as such EFH/EFIH Debtor has terminated this Agreement as to itself in accordance with the terms of this Agreement, and (b) the consummation of the Alternative E-Side Plan and all other transactions contemplated by this Agreement.

Section 8. Termination Events.

8.01. Fidelity Funds Termination Events. Except as expressly set forth herein, this Agreement shall automatically terminate as between the Fidelity Funds and the other Parties, following the delivery to the other Parties of a written notice in accordance with Section 10.11 hereof by the Fidelity Funds, in the exercise of their discretion, upon the occurrence of or any time after any of the following events has occurred and is continuing:

(a) amendment or modification of (y) the Alternative E-Side Plan in a manner inconsistent with this Agreement and materially adverse to the Fidelity Funds upon which a termination pursuant to this Section 8.01 would be effective or (z) the Merger Agreement in a manner which reduces the aggregate amount of consideration payable by NEE pursuant to the terms and provisions of the Merger Agreement and which amendment or modification would reduce the amount of consideration to be received by the Fidelity Funds under the Alternative E-Side Plan (it being understood that any amendment or modification to any provisions that relate to treatment of the Fidelity Claims made without the consent of the Fidelity Funds affected by any such amendment or modification, will be considered materially adverse to the Fidelity Funds); provided, however, that the termination right in this clause (a) shall not be available if any Fidelity Fund directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such an amendment or modification of the Alternative E-Side Plan; provided, further, however, that the termination right in this clause (a) shall become effective five (5) business days after delivery of a written notice by the Fidelity Funds to the other Parties in accordance with Section 10.11 hereof;

(b) the material breach by NEE or the EFH/EDIH Debtors of any of the commitments, representations, warranties, or covenants of NEE or the EFH/EFIH Debtors as set forth in this Agreement and the Merger Agreement, that would have a material adverse effect on the Alternative E-Side Plan and the transactions contemplated by this Agreement; provided, however, if such breach is capable of being cured, NEE and/or the EFH/EFIH Debtors, as applicable, shall have fifteen (15) business days after receiving such notice to cure any such breach;

(c) either of the PSA and Merger Approval Order or the Alternative E-Side Confirmation Order is reversed, dismissed, vacated or materially amended, after entry, in a manner that would materially adversely affect any provisions that relate to treatment of the Fidelity Claims;

(d) the Merger Agreement is terminated;

(e) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final and non-appealable injunction, judgment, decree, charge, ruling, or order permanently restraining, enjoining, rendering illegal, or otherwise prohibiting, directly or indirectly, the transactions contemplated by this Agreement in accordance with this Agreement; provided, however, that the termination right in this clause (e) shall not be available if any Fidelity Fund directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a final and non-appealable injunction, judgment, decree, charge, ruling, or order; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a final and non-appealable injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (e) becomes effective;

(f) an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee shall have been appointed in one or more of the Chapter 11 Cases with respect to any of the E-Side Acquired Debtors; provided, however, that the termination right in this clause (f) shall not be available if any Fidelity Fund directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for the appointment of such an examiner or a trustee; provided, further, however, that the termination right in this clause (f) shall become effective five (5) business days after delivery of a written notice by the Fidelity Funds to the other Parties in accordance with Section 10.11 hereof;

(g) NEE or the EFH/EFIH Debtors file any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement in any respect that is material and adverse to the Fidelity Funds and such motion or pleading has not been withdrawn or is not otherwise denied by the Bankruptcy Court within ten (10) business days of receipt of notice by NEE or the EFH/EFIH Debtors, as applicable, that such motion or pleading is inconsistent with this Agreement;

(h) the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction which, in each case, would have the effect of preventing consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (h) shall not be available if any Fidelity Fund directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a ruling or order by the Bankruptcy Court or any other court; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a ruling or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (h) becomes effective;

(i) the conversion or dismissal of one or more of the Chapter 11 Cases, unless such conversion or dismissal, as applicable, contemplates the consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (i) shall not be available if any Fidelity Fund directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a conversion or dismissal of the Chapter 11 Cases provided, further, however, that the termination right in this clause (i) shall become effective five (5) business days after delivery of a written notice by the Fidelity Funds to the other Parties in accordance with Section 10.11 hereof;

(j) the PSA and Merger Approval Order is not entered within 60 days of signing this Agreement; or

(k) either the PSA and Merger Approval Order or the Alternative E-Side Confirmation Order (each as entered by the Bankruptcy Court) are inconsistent with this Agreement in a way that materially and adversely affects any provisions that relate to treatment of the Fidelity Claims in this Agreement or under the Alternative E-Side Plan (with respect to termination by the Fidelity Funds).

8.02. EFH/EFIH Debtor Termination Events. Except as expressly set forth herein, this Agreement shall automatically terminate as between all Parties, without further action by the Terminating EFH/EFIH Debtor (as defined below), following the delivery to the other Parties of a written notice in accordance with Section 10.11 hereof by such Terminating EFH/EFIH Debtor (a “Terminating EFH/EFIH Debtor”), in the exercise of its discretion, upon the occurrence of or any time after any of the following events has occurred and is continuing:

(a) [Reserved];

(b) a condition to the occurrence of the Effective Date, as defined and set forth in the Alternative E-Side Plan, or to the closing of the transactions contemplated by the Merger Agreement, that either (i) cannot be waived or (ii) can be waived and is not timely waived by the entity or entities entitled to waive it, becomes incapable of being satisfied; provided, further, however, that the termination right in this clause (b) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(c) the termination of the Merger Agreement in accordance with its terms;

(d) the material breach by NEE of any of the commitments, representations, warranties, or covenants of NEE as set forth in this Agreement and the Merger Agreement, that would have a material adverse effect on the Alternative E-Side Plan and the transactions contemplated by this Agreement; provided, however, if such breach is capable of being cured, NEE shall have fifteen (15) business days after receiving such notice to cure any such breach;

(e) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final and non-appealable injunction, judgment, decree, charge, ruling, or order permanently restraining, enjoining, rendering illegal, or otherwise prohibiting, directly or indirectly, the transactions contemplated by this Agreement in accordance with this Agreement; provided, however, that the termination right in this clause (e) shall not be available if the Terminating EFH/EFIH Debtor (i) did not use its reasonable best efforts to contest such injunction, judgment, decree, charge, ruling, or order prior to its becoming final and non-appealable, or (ii) directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a final and non-appealable injunction, judgment, decree, charge, ruling, or order; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a final and non-appealable injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (e) becomes effective;

(f) an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee shall have been appointed in one or more of the Chapter 11 Cases with respect to any of the E-Side Acquired Debtors; provided, however, that the termination right in this clause (f) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for the appointment of such an examiner or a trustee; provided, further, however, that the termination right in this clause (f) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(g) NEE files any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement in any respect that is material and adverse to the EFH/EFIH Debtors and such motion or pleading has not been withdrawn or is not otherwise denied by the Bankruptcy Court within ten (10) business days of receipt of notice by NEE that such motion or pleading is inconsistent with this Agreement;

(h) the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction that, in each case, would have the effect of preventing consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (h) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a ruling or order by the Bankruptcy Court or any other court; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a ruling or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (h) becomes effective;

(i) the conversion or dismissal of one or more of the Chapter 11 Cases, unless such conversion or dismissal, as applicable, contemplates the consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (i) shall not be available if the Terminating EFH/EFIH Debtor directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a conversion or dismissal of the Chapter 11 Cases; provided, further, however, that the termination right in this clause (i) shall become effective five (5) business days after delivery of a written notice by the Terminating EFH/EFIH Debtor to the other Parties in accordance with Section 10.11 hereof;

(j) all conditions to the occurrence of the EFH Effective Date (as defined and set forth in the Alternative E-Side Plan) have been satisfied or waived but the Alternative E-Side Plan is not consummated, due solely to some action by NEE that is not contemplated by the Merger Agreement or Alternative E-Side Plan or inaction by NEE (under circumstances where action by NEE is required by the Merger Agreement or Alternative E-Side Plan), by the date that is thirty (30) days after the date upon which the last condition to the occurrence of the EFH Effective Date has been satisfied or waived; provided, however, that the EFH/EFIH Debtors hereby agree not to terminate the Merger Agreement during such thirty (30) day period;

(k) the Alternative E-Side Plan shall not have become effective by the Initial Drop-Dead Date; provided, however, that if as of the Initial Drop-Dead Date, all conditions to the occurrence of the Effective Date of the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors have been satisfied, other than any condition relating to the governmental approvals required under the Merger Agreement from the FERC or the PUC, or the Private Letter Ruling (if applicable), and such approval or Private Letter Ruling is still capable of being obtained within ninety (90) days, the right to terminate under this Section 8.02 shall be extended for ninety (90) days for the purpose of continuing to pursue such approval or Private Letter Ruling, unless the parties to the Merger Agreement agree otherwise in writing (such date the “Final Drop-Dead Date”); or

(l) until entry of the Alternative E-Side Confirmation Order, the board of directors, the board of managers, or any such similar governing body of any EFH/EFIH Debtor determines, in its sole discretion after consultation with its independent financial advisors and outside legal counsel, and based on the advice of such counsel, that proceeding with the Alternative E-Side Plan and the transactions contemplated by this Agreement would be inconsistent with its applicable fiduciary duties; provided that, a material breach of EFH Corp.’s or EFIH’s obligations under Section 6.2 of the Merger Agreement has not provided the basis for such determination.

8.03. NEE Termination Events. Except as expressly set forth herein, this Agreement shall automatically terminate as between all Parties, without further action by NEE, following the delivery to the other Parties of a written notice in accordance with Section 10.11 hereof by NEE, in the exercise of its discretion, upon the occurrence of or any time after any of the following events has occurred and is continuing, provided, that, NEE’s obligations under Section 4.03(a)(vi) shall survive any such termination as set forth herein:

(a) the Alternative E-Side Plan shall not have been filed by October 10, 2016; provided, further, however, that the termination right in this clause (a) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(b) the PSA and Merger Approval Order shall not have been entered on September 20, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the EFH/EFIH Debtors’ entry into and performance under this Agreement and the Merger Agreement; provided, further, however, that the termination right in this clause (b) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(c) the Bankruptcy Court shall not have entered the Alternative E-Side Disclosure Statement Order on September 20, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve the Alternative E-Side Disclosure Statement as containing “adequate information” as required by section 1125 of the Bankruptcy Code; provided, further, however, that the termination right in this clause (c) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(d) the Bankruptcy Court shall not have entered the Alternative E-Side Confirmation Order on or before December 15, 2016; provided that entry of such order shall be deemed to occur upon an oral indication by the Bankruptcy Court that it is approving or will approve confirmation of the Alternative E-Side Plan; provided, further, however, that the termination right in this clause (d) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(e) the Alternative E-Side Plan shall not have become effective by the Initial Drop-Dead Date; provided, however, that if as of the Initial Drop-Dead Date, all conditions to the occurrence of the Effective Date of the Alternative E-Side Plan as it relates to the EFH/EFIH Debtors have been satisfied, other than any condition relating to the governmental approvals required under the Merger Agreement from the FERC or the PUC, or the Private Letter Ruling (if applicable), and such approval or Private Letter Ruling is still capable of being obtained within ninety (90) days, the right to terminate under this Section 8.03(e) shall be extended until the Final Drop Dead Date;

(f) [Reserved]

(g) a condition to the occurrence of the Effective Date, as defined and set forth in the Alternative E-Side Plan, or to the closing of the transactions contemplated by the Merger Agreement, that either (i) cannot be waived or (ii) can be waived and is not timely waived by the entity or entities entitled to waive it, becomes incapable of being satisfied; provided, further, however, that the termination right in this clause (g) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(h) the termination of the Merger Agreement in accordance with its terms;

(i) all conditions to the occurrence of the EFH Effective Date (as defined and set forth in the Alternative E-Side Plan) have been satisfied or waived but the Alternative E-Side Plan is not consummated, due solely to some action by any EFH/EFIH Debtor that is not contemplated by the Merger Agreement or Alternative E-Side Plan or inaction by any EFH/EFIH Debtor (under circumstances where action by such EFH/EFIH Debtor is required by the Merger Agreement or Alternative E-Side Plan), by the date that is thirty (30) days after the date upon which the last condition to the occurrence of the EFH Effective Date has been satisfied or waived;

(j) amendment or modification of the Alternative E-Side Plan in a manner inconsistent with this Agreement and materially adverse to NEE; provided, however, that the termination right in this clause (j) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such an amendment or modification of the Alternative E-Side Plan; provided, further, however, that the termination right in this clause (j) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(k) the material breach by any of the other Parties of any of the commitments, representations, warranties, or covenants of such breaching Party as set forth in this Agreement or the Merger Agreement, that would have a material adverse effect on the Alternative E-Side Plan and the transactions contemplated by this Agreement; provided, however, if such breach is capable of being cured, such breaching Party or Parties shall have fifteen (15) business days after receiving such notice to cure any such breach;

(l) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final and non-appealable injunction, judgment, decree, charge, ruling, or order permanently restraining, enjoining, rendering illegal, or otherwise prohibiting, directly or indirectly, the transactions contemplated by this Agreement in accordance with this Agreement; provided, however, that the termination right in this clause (l) shall not be available if NEE (i) did not use its reasonable best efforts to contest such injunction, judgment, decree, charge, ruling, or order prior to its becoming final and non-appealable, or (ii) directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a final and non-appealable injunction, judgment, decree, charge, ruling, or order; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a final and non-appealable injunction, judgment, decree, charge, ruling, or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (l) becomes effective;

(m) an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee shall have been appointed in one or more of the

Chapter 11 Cases with respect to any of the E-Side Acquired Debtors; provided, however, that the termination right in this clause (m) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for the appointment of such an examiner or a trustee; provided, further, however, that the termination right in this clause (m) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof;

(n) any EFH/EFIH Debtor files any motion or pleading with the Bankruptcy Court that is materially and adversely inconsistent with this Agreement and such motion or pleading has not been withdrawn or is not otherwise denied by the Bankruptcy Court within ten (10) business days of receipt of notice by any EFH/EFIH Debtor that such motion or pleading is inconsistent with this Agreement;

(o) the entry of a ruling or order by the Bankruptcy Court or any other court with appropriate jurisdiction which, in each case, would have the effect of preventing consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (o) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a ruling or order by the Bankruptcy Court or any other court; provided, further, however, that notwithstanding the foregoing, the Parties shall have thirty (30) business days after issuance of such a ruling or order to obtain relief that would allow consummation of the transactions contemplated by this Agreement in accordance with this Agreement before the termination right in this clause (o) becomes effective; or

(p) the conversion or dismissal of one or more of the Chapter 11 Cases, unless such conversion or dismissal, as applicable, contemplates the consummation of the transactions contemplated by this Agreement in a manner consistent with this Agreement; provided, however, that the termination right in this clause (p) shall not be available if NEE directly or indirectly supported, or encouraged any other entity to directly or indirectly support, any request for such a conversion or dismissal of the Chapter 11 Cases; provided, further, however, that the termination right in this clause (p) shall become effective five (5) business days after delivery of a written notice by NEE to the other Parties in accordance with Section 10.11 hereof.

8.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated, upon written notice to all other Parties in accordance with Section 10.11, by mutual agreement among all of the following: (a) NEE; (b) the EFH/EFIH Debtors; and (c) the Fidelity Funds.

8.05. [Reserved]

8.06. Termination Upon Completion of the Restructuring Transactions. This Agreement shall terminate automatically upon the occurrence of the Effective Time (as defined in the Merger Agreement), without any further required action or notice.

8.07. Limitation on Termination. The Parties acknowledge and agree that a Party’s ability to terminate this Agreement shall only be available for so long as the event, condition or circumstance giving rise to such termination right is continuing at the time of such termination.

8.08. Effect of Termination. No Party may terminate this Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more termination events specified herein. The date on which termination of this Agreement as to a Party is effective in accordance with Section 8 shall be referred to as an “Agreement Termination Date.” Upon the occurrence of an Agreement Termination Date as to a Party (but only as to such Party), except as expressly provided in this Agreement, (a) this Agreement shall be of no further force and effect with respect to such Party, (b) each Party entitled to such termination shall be released from its commitments, undertakings, and agreements under this Agreement and shall have the rights that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the transactions contemplated by this Agreement or otherwise, that it would have been entitled to take had it not entered into this Agreement, and (c) the remaining Parties to this Agreement, if any, shall be released from any commitments, undertaking, and agreements owed to such terminated Party under this Agreement; provided, however, that Section 4.03(a)(vi), this Section 8.08, Section 10.04, Section 10.06, Section 10.08, Section 10.10, Section 10.11, Section 10.12 and Section 10.14 shall survive termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the foregoing shall not be construed to prohibit any of the Parties from contesting whether any such termination is in accordance with the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party, or the ability of any Party to protect and preserve its rights, remedies, and interests, including its claims against any EFH/EFIH Debtor or any other Party. Nothing in this Section 8.08 shall restrict any EFH/EFIH Debtor’s right to terminate this Agreement in accordance with Section 8.02(l).

In addition, and for the avoidance of doubt, the termination rights and effect of termination provided for under this Section 8 apply only to this Agreement (without reference to the exhibits). The applicable termination rights and effect of termination of other agreements between or among any of the Parties, including those attached to this Agreement as exhibits, are governed according to the respective terms and conditions of such agreements.

Section 9. Amendments. This Agreement may not be modified, amended, or supplemented in any manner except in writing signed by (i) NEE, (ii) each of the EFH/EFIH Debtors; and (iii) the Fidelity Funds; provided, however, that Section 9 and Section 10.13 of this Agreement shall not be modified, amended or supplemented without the prior written consent of each Party. Any proposed modification, amendment, or supplement that is not approved by the requisite Parties as set forth above shall be ineffective and void ab initio. For the avoidance of doubt, the limitations and requirements for amendment, modification, or supplementation provided for in this Section 9 apply only to this Agreement (without references to the exhibits). Notwithstanding anything to the contrary in this Agreement, the applicable limitations and requirements to modify, amend, supplement, or waive any provision of other agreements between or among any of the Parties, including those attached to this Agreement as exhibits, are governed according to the respective terms and conditions of such agreements.

Section 10. Miscellaneous.

10.01. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Alternative E-Side Plan and the transactions contemplated by this Agreement.

10.02. Complete Agreement. This Agreement (including any exhibits or schedules hereto including as actually executed) and the other agreements named herein constitute the entire agreement of the Parties with respect to the subject matter hereof, and cancel, merge and supersede all other prior or contemporaneous oral or written agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Parties make any other representations or warranties, and each Party hereby disclaims any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, itself or any of its representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

10.03. Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

10.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, OR, IF THE BANKRUPTCY COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THEN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES JURISDICTION, THEN ANY STATE OR FEDERAL COURT SITTING IN DELAWARE (THE “CHOSEN COURTS”) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE CHOSEN COURTS AND (III) AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT (SUBJECT TO ANY APPEALS THEREFROM) IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN THE CHOSEN COURTS IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10.04. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.11. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.05. Confidentiality; Disclosure. Each Party shall keep strictly confidential and shall not, without the prior written consent of the Fidelity Funds, disclose the holdings of the Fidelity Fund; provided, however, that NEE and the EFH/EFIH Debtors may disclose (i) such information to the extent that, after consultation with counsel and upon notice to the Fidelity Funds, it determines in good faith that it is required to do so by any law, rule, regulation (including federal securities laws and regulations), or by any governmental, judicial, or regulatory authority, including the Bankruptcy Court, and (ii) the aggregate principal amount or aggregate percentage of each Class of Claims held collectively by the Fidelity Funds. This Section 10.05 shall not apply with respect to any information that is or becomes available to the public other than as a result of a disclosure in violation of a Party’s obligations under this Agreement.

10.06. WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06.

10.07. Counterparts. This Agreement may be executed in any number of counterparts (including by electronic means), each such counterpart being deemed to be an original instrument, and all such counterparts taken together constituting one and the same agreement.

10.08. Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.

10.09. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and, except as otherwise expressly permitted herein, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

10.10. Independent Due Diligence and Decision Making. Each of NEE, each EFH/EFIH Debtor and each Fidelity Fund hereby confirms that it is (a) a sophisticated party with respect to the matters that are the subject of this Agreement, (b) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement and acknowledges and agrees that it voluntarily and of its own choice and not under coercion or duress enters into the Agreement, (c) has adequate information concerning the matters that are the subject of this Agreement, and (d) has independently and without reliance upon any other Party hereto, or any of their affiliates, or any officer, employee, agent or representative thereof, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each other Party’s express representations, warranties, and covenants in this Agreement.

10.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the EFH/EFIH Debtors, to:

Energy Future Holdings Corp.

1601 Bryan Street,

Dallas, Texas 75201

Attention: Andrew Wright, and Cecily Gooch

E-mail addresses:	andrew.wright@energyfutureholdings.com
cecily.gooch@energyfutureholdings.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Edward O. Sassower, P.C., Stephen E. Hessler, and Brian E. Schartz

E-mail addresses:	edward.sassower@kirkland.com
stephen.hessler@kirkland.com
brian.schartz@kirkland.com

—and—

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James H.M. Sprayregen, P.C., Marc Kieselstein, P.C., Chad J. Husnick, and Steven N. Serajeddini

E-mail addresses:	james.sprayregen@kirkland.com
marc.kieselstein@kirkland.com,
chad.husnick@kirkland.com
steven.serajeddini@kirkland.com

—and—

Proskauer Rose LLP

Three First National Plaza

70 W. Madison Street, Suite 3800

Chicago, Illinois 60602

Facsimile: (312) 962-3551

Attention: Jeff J. Marwil, Mark. K. Thomas, and Peter J. Young

E-mail addresses:	jmarwil@proskauer.com
mthomas@proskauer.com
pyoung@proskauer.com

—and—

Cravath Swaine and Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Philip Gelston

E-mail address: pgelston@cravath.com

—and—

Jenner & Block LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 891-1699

Attention: Richard Levin

E-mail address: rlevin@jenner.com

—and—

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

Facsimile: (213) 683-4022

Attention: Thomas B. Walper and Seth Goldman

E-mail addresses:	thomas.walper@mto.com
seth.goldman@mto.com

(b) if to the Fidelity Funds, to:

Fidelity Management & Research Company

82 Devonshire Street, #F6b

Boston, MA 02109

Attention: Nate Van Duzer and Daniel Chisholm

Email address:	Nate.VanDuzer@fmr.com
daniel.chisholm@fmr.com

—and—

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Brad Eric Scheler, Gary L. Kaplan, and Matthew Roose

Email addresses: brad.scheler@friedfrank.com

gary.kaplan@friedfrank.com
matthew.roose@friedfrank.com

(c) if to NEE, to:

NextEra Energy, Inc.

700 Universe Blvd.

Juno Beach, FL 33408

Attention: Mark Hickson and Charles E. Sieving

E-mail addresses:	mark.hickson@nexteraenergy.com
charles.sieving@nexteraenergy.com

with copies (which shall not constitute notice) to:

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Howard Seife and Andrew Rosenblatt

E-mail addresses:	hseife@chadbourne.com
arosenblatt@chadbourne.com

or such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above. Any notice given by delivery, mail, or courier shall be effective when received.

10.12. Waiver. If the Alternative E-Side Plan is not consummated with respect to the EFH/EFIH Debtors, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights, except as otherwise expressly set forth in this Agreement. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or to pursue the consummation of the Alternative E-Side Plan.

10.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, that such breach would represent irreparable harm, and that each non-breaching Party shall be entitled to specific performance of the terms hereof and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages), including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, in addition to any other remedy at law or equity; provided, however, that no Party shall be liable for special, indirect, consequential, or punitive damages arising out of, in connection with, or relating to this Agreement or any agreement or instrument contemplated hereby.

10.14. Several, Not Joint, Obligations. The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

10.15. Severability. If any term or other provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the essential terms and conditions of this Agreement are fulfilled to the extent possible.

10.16. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[Remainder of page intentionally left blank.]

NEXTERA ENERGY, INC.

/s/ Mark Hickson
Name: Mark Hickson
Title: Senior Vice President

Address:

  NextEra Energy, Inc.

  700 Universe Blvd.

  Juno Beach, FL 33408

E-mail address(es): [omitted]

Telephone: [omitted]

Facsimile: [omitted]

[signature pages redacted]

EFH/EFIH DEBTOR SIGNATURE PAGES

Energy Future Holdings Corp.

Ebasco Services of Canada Limited

EEC Holdings, Inc.

EECI, Inc.

EFH Australia (No. 2) Holdings Company

EFH Finance (No. 2) Holdings Company

EFH FS Holdings Company

EFH Renewables Company LLC

EFIH Finance Inc.

Energy Future Intermediate Holding Company LLC

Generation Development Company LLC

LSGT Gas Company LLC

LSGT SACROC, Inc.

NCA Development Company LLC

TXU Receivables Company

/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President & Treasurer

EXHIBIT A

Merger Agreement

[previously filed]

EXHIBIT B

Form of Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Amended and Restated Plan Support Agreement, dated as of             , 2016 (the “Agreement”),1 by and among NEE, the EFH/EFIH Debtors, and the Supporting Creditors, including the transferor to the Transferee of any Claims (each such transferor, a “Transferor”), and agrees, with respect to the Claims set forth below and any other Claims currently owned or hereafter acquired by the Transferee (collectively, the “Collective Claims”), to be bound by the terms and conditions thereof, and shall be deemed a “Supporting Creditor” as applicable, under the terms of the Agreement with respect to the Collective Claims.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement with respect to the Collective Claims, and makes all representations and warranties contained therein as of the date of the Transfer and with respect to the Collective Claims, including the agreement to be bound by the vote for the Alternative E-Side Plan of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Telephone:

Facsimile

Class(es) of Claims Subject to Transfer:

Amount of Claims Subject to Transfer:

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT C

Amendment No. 1 to Agreement and Plan of Merger

Exhibit 10(a)

Execution Version

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of September 18, 2016 is by and among Energy Future Holdings Corp., a Texas corporation (the “Company”), Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), NextEra Energy, Inc., a Florida corporation (“Parent”), and EFH Merger Co., LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the Company, EFIH, Parent and Merger Sub entered into an Agreement and Plan of Merger dated as of the July 29, 2016 (the “Merger Agreement”);

WHEREAS, the Company, EFIH, Parent and the other parties thereto, entered into the Plan Support Agreement dated as of the July 29, 2016 (the “Plan Support Agreement”), pursuant to which each of the parties thereto has agreed, among other things, to support the Plan of Reorganization;

WHEREAS, the Plan Support Agreement was amended and restated on the date hereof to, among other things, add additional parties thereto (the “Amended PSA”);

WHEREAS, the Company, EFIH, Parent and Merger Sub wish to amend the certain terms of the Merger Agreement in accordance with Section 9.2 of the Merger Agreement to induce certain parties to enter into the Amended PSA;

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Initially capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement.

2. The Merger Agreement is hereby amended as follows:

A.	Section 1.7(a) thereof is amended by deleting the number “$4,096,000,000” and replacing it with “$4,396,000,000”;

B.	Section 1.7(c) thereof is amended by deleting the number “$250,000,000” and replacing it with “$100,000,000”;

C.	Section 3(a) of the form of Asbestos Escrow Agreement attached as Exhibit D to the Merger Agreement is amended by deleting “two hundred and fifty million dollars ($250,000,000)” and replacing it with “one hundred million dollars ($100,000,000)”; and

D.	All references to the term “Plan Support Agreement”, other than references in the Recitals of the Merger Agreement, shall be deemed to be to the “Amended PSA”.

2. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Merger Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

3. All references to the Merger Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement (as amended hereby) and references in the Merger Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to July 29, 2016.

4. This Amendment may be executed in any number of counterparts (including by electronic means), each such counterpart being deemed to be an original instrument, and all such counterparts taken together constituting one and the same agreement.

5. Each of Parent and Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority and has taken all corporate or limited liability company, as applicable, action necessary in order to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly executed and delivered by each of Parent and Merger Sub and each constitutes a valid and binding obligation of Parent and Merger Sub. This is enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6. Each of the Company and EFIH has the requisite corporate or limited liability company, as applicable, power and authority and has taken all corporate or limited liability company, as applicable, action necessary in order to execute and deliver this Amendment and to perform its obligations under this Amendment. This Amendment has been duly executed and delivered by each of the Company and EFIH and subject only to entry of the Approval Order, constitutes a valid and binding agreement of each of the Company and EFIH and no vote or consent of any equity holder of the Company or EFIH, or any other corporate or limited liability company action, is necessary to approve this Amendment or the transactions contemplated hereby on behalf of the Company and EFIH (other than the requisite votes for approval of the Plan of Reorganization under the Bankruptcy Code). This Agreement is enforceable against each of the Company and EFIH in accordance with its terms subject to entry of the Approval Order.

7. The provisions of Article IX of the Merger Agreement shall apply to this Amendment mutatis mutandis, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

NEXTERA ENERGY, INC.

By:	/s/ Mark Hickson
Name:	Mark Hickson
Title:	Senior Vice President

EFH MERGER CO., LLC

By:	/s/ Mark Hickson
Name:	Mark Hickson
Title:	Senior Vice President

3

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President & Treasurer

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President & Treasurer

4